EXHIBIT 99.1

 ENDRA Life Sciences Reports Third Quarter 2022 Financial Results and Provides Business Update

Conference call begins at 4:30 p.m. Eastern time today

ANN ARBOR, Mich. (November 14, 2022) –ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today reported financial results for the three and nine months ended September 30, 2022, and provided a business update. Highlights of the third quarter of 2022 and recent weeks include:

•	Nearly doubled TAEUS system scans at global clinical evaluation sites. Year-to-date, 95 TAEUS scans – nearly double the count announced in August – have been performed on study participants toward ENDRA's goal of building a strong body of clinical evidence. Data generated by these clinical evaluation sites will support the commercialization of the TAEUS system, and a subset of the data will also be used to support ENDRA's submission of its De Novo request to the U.S. Food and Drug Administration (FDA).

•	Finalizing collection of data for inclusion in the De Novo request to the FDA. ENDRA is pursuing the De Novo regulatory pathway for its TAEUS liver device, which is intended to characterize fatty liver tissue as a non-invasive means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD). The De Novo documentation is substantially complete with remaining efforts focused on obtaining the final TAEUS and MRI confirmatory data, after which the submission will be made. The De Novo pathway should assist ENDRA in achieving the strongest market position in the United States with TAEUS-optimized claims.

•	Showcased the TAEUS system in ENDRA's booth at four major hepatology clinical conferences. The ENDRA team met with prospective customers, industry leaders and key partners at four major hepatology clinical conferences, including most recently The Liver Meeting by the American Association for the Study of Liver Diseases in Washington, D.C. The commercial team has continued to generate market awareness for the TAEUS system by participating in 11 industry conferences year-to-date and conducting other cost-effective marketing activities.

•	Strong balance sheet to fund the company through expected key milestones. With a cash position of approximately $8.0 million as of September 30, 2022, management believes ENDRA is sufficiently capitalized to fund operations through several important milestones, including ramping-up commercial activities in Europe and advancing the TAEUS system through the regulatory process in the U.S.

•	Expanded global intellectual property portfolio to 56 issued patents. During the third quarter and recent weeks, the company was issued eight patents that further protect its thermoacoustic imaging technology. ENDRA announced several new U.S patents focused on cloud-enabled connectivity of medical devices and is pursuing out-licensing opportunities with other equipment manufacturers.

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“We are pleased with the increasing rate of progress at our clinical evaluation sites with 95 scans completed year-to-date, and we are working diligently to complete and submit the De Novo request for our TAEUS system. The effective collection of clinical data is the top priority for ENDRA because it will enable both a successful U.S regulatory submission and strong global commercialization," stated Francois Michelon, Chairman and Chief Executive Officer of ENDRA. “Further, we believe our strong balance sheet will enable us to continue our marketing activities in Europe, to achieve initial sales and to submit our De Novo request in the U.S.”

Third Quarter 2022 Financial Results

•	Operating expenses increased to $3.4 million in the third quarter of 2022 from $2.7 million in the same period in 2021. The increase was primarily due to higher spending related to commercializing the TAEUS system and ongoing product development.

•	Net loss in the third quarter of 2022 was $3.4 million, or $0.05 per share, compared with a net loss of $2.7 million, or $0.06 per share, in the third quarter of 2021.

•	Cash and cash equivalents were $8.0 million as of September 30, 2022.

Conference Call and Webcast

Management will host a conference call and webcast today at 4:30 p.m. Eastern time to discuss these results, provide an update on recent corporate developments and answer questions.

Participants are encouraged to pre-register for the conference call using this link. Callers who pre-register will receive a unique PIN to gain immediate access to the call and bypass the live operator. Participants may register at any time, including up to and after the call start time. Those unable to pre-register may participate by dialing (844) 868-8846 (U.S.) or (412) 317-5465 (International).  A webcast of the call may also be accessed at ENDRA’s Investor Relations page  and here.

A telephone replay will be available until November 21, 2022 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and providing the passcode 2941855. A webcast replay will be available beginning approximately one hour after the completion of the live conference call here.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology being developed to visualize tissue like MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 500,000 ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor Non-Alcoholic Fatty Liver Disease (NAFLD) and Non-Alcoholic Steatohepatitis (NASH), chronic liver conditions that affect over one billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

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Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; the impact of COVID-19 on ENDRA’s business plans; the ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the Company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

[Financial Tables Follow]

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ENDRA Life Sciences Inc.

Consolidated Balance Sheets

	September 30,	December 31,
	2022	2021
Assets
Current Assets
Cash	$8,016,350	$9,461,534
Prepaid expenses	914,261	1,348,003
Inventory	2,634,077	1,284,578
Total Current Assets	11,564,688	12,094,115
Non-Current Assets
Fixed assets, net	230,612	131,130
Right of use assets	541,456	643,413
Other assets	5,986	5,986
Total Assets	$12,342,742	$12,874,644

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,558,097	$1,411,437
Lease liabilities, current portion	147,057	132,330
Total Current Liabilities	1,705,154	1,543,767

Long Term Debt
Loans	28,484	28,484
Lease liabilities	405,773	518,147
Total Long Term Debt	434,257	546,631

Total Liabilities	2,139,411	2,090,398

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 141,397 and 141,397 shares issued and outstanding, respectively	1	1
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 80,000,000 shares authorized; 63,174,455 and 42,554,514 shares issued and outstanding, respectively	6,315	4,254
Additional paid in capital	88,768,831	79,456,938
Stock payable	8,490	13,863
Accumulated deficit	(78,580,306)	(68,690,810)
Total Stockholders’ Equity	10,203,331	10,784,246
Total Liabilities and Stockholders’ Equity	$12,342,742	$12,874,644

ENDRA Life Sciences Inc.

Consolidated Statements of Operations

 (Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2022	2021	2022	2021
Operating Expenses
Research and development	$1,830,297	$1,173,319	$4,890,879	$4,059,730
Sales and marketing	420,439	275,565	1,102,381	693,263
General and administrative	1,166,480	1,201,851	3,850,918	3,673,771
Total operating expenses	3,417,216	2,650,735	9,844,178	8,426,764

Operating loss	(3,417,216)	(2,650,735)	(9,844,178)	(8,426,764)

Other Expenses
Gain on extinguishment of debt	-	-	-	308,600
Other income (expense)	(23,011)	(7,507)	(45,318)	(8,458)
Total other expenses	(23,011)	(7,507)	(45,318)	300,142

Loss from operations before income taxes	(3,440,227)	(2,658,242)	(9,889,496)	(8,126,622)

Provision for income taxes	-	-	-	-

Net Loss	$(3,440,227)	$(2,658,242)	$(9,889,496)	$(8,126,622)

Deemed dividend	-	-	-	(121,071)

Net Loss attributable to common stockholders	$(3,440,227)	$(2,658,242)	$(9,889,496)	$(8,247,693)

Net loss per share – basic and diluted	$(0.05)	$(0.06)	$(0.18)	$(0.20)

Weighted average common shares – basic and diluted	63,174,455	41,912,535	56,016,219	40,471,906

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ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2022	2021
Cash Flows from Operating Activities
Net loss	$(9,889,496)	$(8,126,622)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	64,532	94,977
Stock compensation expense including common stock issued for RSUs	909,069	1,032,835
Stock payable for investor relations	-	-
Amortization of right of use assets	101,957	75,768
Gain on extinguishment of debt	-	(308,600)
Changes in operating assets and liabilities:
Decrease in prepaid expenses	433,742	(786,401)
Increase in inventory	(1,349,499)	(910,123)
Increase in accounts payable and accrued liabilities	146,660	528,797
Decrease in lease liability	(97,647)	(70,289)
Net cash used in operating activities	(9,680,682)	(8,469,658)

Cash Flows from Investing Activities
Purchases of fixed assets	(164,014)	(45,000)
Net cash used in investing activities	(164,014)	(45,000)

Cash Flows from Financing Activities
Proceeds from warrant exercise	-	2,785,627
Proceeds from issuance of common stock	8,399,512	10,294,899
Net cash provided by financing activities	8,399,512	13,080,526

Net increase (decrease) in cash	(1,445,184)	4,565,875

Cash, beginning of period	9,461,534	7,227,316

Cash, end of period	$8,016,350	$11,793,189

Supplemental disclosures of cash items
Interest paid	$-	$40,887
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Deemed dividend	$-	$121,071
Conversion of Series A Convertible Preferred Stock	$-	$(7)
Stock dividend payable	$-	$(31,870)
Right of use asset	$541,456	$675,822
Lease liability	$552,830	$680,526

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